SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Iowa-Illinois Gas and Electric Company has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                         IOWA-ILLINOIS GAS AND ELECTRIC COMPANY
                                      SAVINGS PLAN



Date:  June 29, 1994     By            B. A. Ven Horst
                                       B. A. Ven Horst
                                     Assistant Secretary
                                   and Assistant Treasurer